Tributary Capital Management, LLC,
First National Fund Advisers,
First National Advisers, LLC

CODE OF ETHICS

While affirming its confidence in the integrity and good faith of all its employees, officers and directors, Tributary Capital Management, LLC, First National Fund Advisers and First National Advisers, LLC (the “Adviser”) recognizes that knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions made by or for its Advisory Clients may place them in a position where their personal interest may conflict with the interests of the Advisory Clients.

In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the “1940 Act”) and Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act), the Adviser has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

I.	STATEMENT OF GENERAL PRINCIPLES

In recognition of the trust and confidence placed in the Adviser’s personnel by Advisory Clients and to give effect to the Adviser’s belief that its operations should be directed to the benefit of Advisory Clients, the Adviser, as a fiduciary, hereby adopts the following general principles to guide the actions of employees, officers and directors:

(1)	The interests of the Advisory Clients are paramount, and all Adviser personnel must conduct themselves and their operations to give maximum effect to this tenet by always placing the interests of the Advisory Clients before their own.

(2)	All personal transactions in securities by the Adviser’s Access Persons must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interest of any Advisory Client.

(3)	All of the Adviser’s personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to an Advisory Client, or that otherwise bring into question a person’s independence or judgment.

(4)	All of the Adviser’s personnel must take all necessary steps to protect the personal information of Advisory clients. All required policies and procedures shall be followed to ensure client nonpublic information is protected.

(5)	All of the Adviser’s personnel must comply with all applicable securities related laws and regulations.

11/2017

(6)	Adviser shall provide a copy of its Code of Ethics to clients, including potential clients upon request.

II.	DEFINITIONS

(1)	“Access person” means:

(i)	Any supervised person:

(A)	Who has access to nonpublic information regarding any clients’ purchase or sale of securities or nonpublic information regarding the portfolio holdings of any reportable fund, or

(B)	Who is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic.

(ii)	If providing investment advice is your primary business, all of your directors, officers and partners are presumed to be access persons.

(2)	“Beneficial Ownership” of a security is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. This means that a person should generally consider him or herself the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider him or herself the beneficial owner of securities held by his or her spouse, minor children, a relative who shares his or her home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared voting or investment power.

(3)	“Code Compliance Officer” shall be the Chief Compliance Officer or an individual designated by the Chief Compliance Officer or Senior Management to assist in the administration of the Code of Ethics.

(4)	“Compliance Staff” means those individuals listed in Appendix V with the ability to approve the pre-clearance of security transactions.

(5)	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company. Such a presumption may be countered by the facts and circumstances of a given situation.

(6)	“Entertainment” means any social, hospitality, sporting, entertainment event, meal or leisure activity with a person with whom the Supervised Person has an existing or prospective business relationship. To be considered entertainment, both the provider and recipient must be in attendance; otherwise it is considered a gift.

(7)	“Fund” means an investment company registered under the 1940 Act for which the Adviser acts as adviser or sub-adviser.

(8)	“Gift” means an item of value given or received by a Supervised Person as an expression of gratitude without an expectation of reciprocity. Examples include, but are not limited to: gift baskets, gift cards, company branded promotional items, or tickets to a sporting event where the provider is not in attendance.

(9)	“High quality short-term debt instrument” means any instrument that has a maturity at issuance of 365 days or less and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

(10)	“Initial public offering” (i.e. IPO), means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

(11)	“Limited offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (e.g., private placements).

(12)	“Margin Account” means a brokerage account where Access Persons may borrow money from a broker to buy a security and use the investment as collateral.

(13)	A “personal securities account” means any account in which any securities are held for the person’s direct or indirect benefit.

(14)	“Purchase or sale of a Security” includes, among other things, the writing of an option to purchase or sell a security.

(15)	“Reportable Security” means any stock, bond, future, investment option or contract, exchange traded fund (“ETF”) whether registered as an open end management company or as a unit investment trust, or other security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, except it does not include:

(i)	Direct obligations of the government of the United States;

(ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	Shares issued by money market funds;

(iv)	And shares of other types of mutual funds, unless the Adviser acts as the investment adviser for the fund.

(16)	“Security” shall have the same meaning as that set forth in Investment Advisers Act Section 80b-2, means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group of index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

(17)	“Senior Management” means: the President of Tributary Capital Management, LLC; the Vice President of First National Fund Advisers and the Director of First National Advisers, LLC.

(18)	“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

III.	GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

(1)	No Access Person shall, in connection with the purchase or sale, directly or indirectly, by any Advisory Client:

(i)	Employ any device, scheme or artifice to defraud such Advisory Client;

(ii)	Make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	Engage in any act, practice or course of business which would operate as a fraud or deceit upon such Advisory Client; or

(iv)	Engage in any manipulative practice with respect to such Advisory Client.

(v)	Engage in the practice of maliciously spreading of false rumors about a company.

IV.	PROHIBITED PURCHASES AND SALES OF SECURITIES

(1)	Subject to Sections V of this Code, no Access Person shall purchase or sell, directly or indirectly, any security, in which he or she had or by reason of such transaction acquired any Beneficial Ownership, within three (3) business days before or after the time that the same or a related (e.g., futures or options) security is being purchased or sold by any Advisory Client. Profit due to trading within this prescribed period may be disgorged. Exceptions to this policy are permitted only with the approval of the Chief Compliance Officer or Senior Management. The determination shall be made in writing and a record of such shall be maintained in accordance with Section XI(7) of this Code.

(2)	No Access Person shall receive more favorable terms than a client when conducting personal trading.

(3)	No Access Person may acquire securities as part of an initial public offering.

(4)	No Access Person shall purchase a security offered in a limited offering without the specific, prior written approval of the Chief Compliance Officer or Senior Management.

(5)	No Access Person is permitted to engage in short-term trading and shall not buy and sell, or sell then buy the same (or equivalent) reportable security, within a 60 calendar day period. Example: 100 shares of ABC stock are purchased on May 1; 50 additional shares of ABC stock are purchased on July 1; no shares of ABC stock may be sold until August 31. Any profit or benefit due to any such short- term trades will be disgorged. Exceptions to this policy are permitted only with the approval of the Chief Compliance Officer or Senior Management.

(6)	On a periodic basis the Chief Compliance Officer or Code Compliance Officer shall analyze the trading patterns of Access Persons.

V.	PRE-CLEARANCE OF TRANSACTIONS

Except as provided in Section V, each Access Person must pre-clear certain proposed transactions in securities with the Compliance Staff prior to proceeding with the transaction. No transaction in securities shall be effected without the prior written approval of the Code Compliance Officer or the Compliance Staff listed on the Pre-clearance Form in Appendix V. In those instances when the Code Compliance Officer must be out of the office and no other Compliance Staff is available to approve the transaction, the Code Compliance Officer or Compliance Staff may give verbal approval over the phone or via e-mail. Upon returning to the office, the Code Compliance Officer or Compliance Staff must formally approve the securities transactions in writing. In determining whether to grant approval for the purchase of a security offered in a private placement, the Chief Compliance Officer or Senior Management shall take into account, among other factors, whether the investment opportunity should be reserved for an Advisory Client, and whether the opportunity is being offered to the Access Person by virtue of his or her position with the Adviser.

(1)	Transactions that involve the use of a margin account to purchase securities may be subject to additional review of circumstances and facts surrounding the use a margin account.

(2)	The pre-clearance requirements of Section V shall not apply to the following transactions:

(i)	Purchases or sales over which the Access Person has no direct or indirect influence or control.

(ii)	Purchases or sales which are non-volitional on the part of either the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call.

(iii)	Purchases that are part of an automatic dividend reinvestment plan.

(iv)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

(v)	Acquisitions of securities through gifts or bequests.

(vi)	Transactions in open-end mutual funds.

(vii)	Transactions in Exchange Traded Funds.

(viii)	Transactions in direct obligations of the U.S. government.

(ix)	Money Market Accounts and Shares of Money Market Funds.

(x)	Transactions occurring in the employees’ First National Bank 401K Plan.

(xi)	Purchases and sales of any equity security in an amount less than $10,000 of an issuer with a market capitalization of $10 billion or greater. A series of smaller trades may not be engaged in to rely on this exemption. A De Minimis Exemption Form in Appendix VI must be submitted to the Compliance Staff, along with a screen shot of the market capitalization of the listed security on the actual trade date.

VI.	ADDITIONAL RESTRICTIONS AND REQUIREMENTS

(1)	All Supervised Persons are subject to, and shall comply with, the provisions of the First National of Nebraska Code of Business Conduct (“FNN Code”). Any gift or entertainment that may be given or accepted according to the FNN Code may not exceed $250.

(2)	All Supervised Persons are required to report payments above $250 made to union officials, labor organizations and related trusts to the Code Compliance Officer. Examples of reportable payments include meals, travel expenses, gifts, tickets to theater and sporting events, and social events.

(3)	No Supervised Person shall accept a position as a director, trustee, or general partner of a publicly traded company or a partnership unless the acceptance of such position has been approved by the Chief Compliance Officer or Senior Management and is consistent with the interests of the Advisory Clients.

(4)	All Supervised Persons are required to promptly report any violations of this Code to the Chief Compliance Officer.

VII.	INSIDER TRADING

(1)	The Adviser prohibits any Access Person from acting upon, misusing or disclosing any material non-public information, known as inside information.

(2)	Any instances or questions regarding possible inside information must be immediately brought to the attention of the CCO.

(3)	Information is “material” if a reasonable investor would likely consider it in making his or her investment decision or the information is reasonably certain to have a substantial effect on the price of a security.

(4)	Information is “non-public” unless it has been effectively communicated to the market place.

VIII.	REPORTING AND COMPLIANCE OBLIGATIONS

(1)	The Chief Compliance Officer or Code Compliance Officer shall create and thereafter maintain a list of all Access Persons.

(2)	The Code Compliance Officer will assist each Access Person in notifying each brokerage firm or bank at which the Access Person maintains a securities account to promptly send duplicate copies of such person’s account statement to the Code Compliance Officer. Electronic duplicate statements for TD Ameritrade accounts should be coordinated with the Code Compliance Officer.

(3)	Each Access Person must annually provide to the Code Compliance Officer a complete listing of all securities owned by such person.

(4)	Each Access Person must submit an initial listing of all securities owned by such person within 10 calendar days of the date upon which such person first became an Access Person of the Adviser.

(5)	Every Supervised Person shall certify initially and annually thereafter that he or she:

(i)	Has received, read and reviewed the Adviser’s Code of Ethics and the Policies and Procedures Manual;

(ii)	Has accepted responsibility for understanding and complying with the Code of Ethics; and the Policies and Procedures Manual;

(iii)	Will report violations of any laws, regulations or the Adviser’s Code of Ethics;

(iv)	Has complied with all of the Adviser’s requirements including the provisions regarding:

(A)	Code of Ethics personal transactions restrictions and reporting requirements;
(B)	Insider Trading;
(C)	Social Media and Email;
(D)	Pre-clearance of political contributions for covered associates; and
(E)	Gifts and Entertainment

(6)	Reports.

(i)	Initial Holdings Reports: Every Access Person must provide to the Code Compliance Officer a complete listing of all reportable securities, (including proprietary mutual fund holdings, unless they are held in the employee’s First National Bank 401(k) Plan), as well as all personal securities accounts, within 10 calendar days of becoming an Access Person. The list must be current as of a date no more than 45 calendar days before the report is submitted. An Initial Holdings Report is attached at Appendix I.

(ii)	Annual Holdings Reports: On an annual basis, each Access Person must submit to the Code Compliance Officer a complete listing of all reportable securities, (including proprietary mutual fund holdings, unless they are held in the employee’s First National Bank 401(k) Plan), beneficially owned by such person, as well as all personal securities accounts opened or closed. The list must be current as of a date no more than 45 calendar days before the report is submitted and must be received within 30 calendar days of the end of the calendar year. An Annual Holdings Report is attached at Appendix II.

(iii)	Quarterly Reports:

(A)	Each Access Person shall report to the Code Compliance Officer all transactions in reportable securities (including proprietary mutual fund holdings unless they are held in the employee’s First National Bank 401(k) Plan) in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. Reports shall be filed with the Code Compliance Officer quarterly. Each Access Person must also report any personal securities accounts established or closed during the quarter. Such reports need not show transactions done pursuant to an automatic investment plan.

(B)	Every report shall be made no later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information (a Quarterly Report Form is included as Appendix III):

1.	The date of the transaction, the title, the interest rate and maturity (if applicable), the number of shares and principal amount of each Security involved;

2.	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3.	The price of the security at which the transaction was effected;

4.	The name of the broker, dealer or bank with or through which the transaction was effected;

5.	The date the report is submitted by the Access Person; and

6.	With respect to any personal securities account established or closed during the quarter, the broker, dealer, or bank with whom the account was established, and the date the account was established or closed, and whether a margin account is attached to the account.

(C)	In the event the Access Person has no reportable items during the quarter, the report should be so noted and returned signed and dated.

(iv)	Every Access Person shall report the name of any publicly traded company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her if such total ownership is more than 10% of the company’s outstanding shares.

(v)	Every Access Person who owns securities acquired in a private placement shall disclose such ownership to the Chief Compliance Officer or Senior Management, if such person is involved in any subsequent consideration of an investment in the issuer by an Advisory Client. The Adviser’s decision to recommend the purchase of such issuer’s securities to an Advisory Client will be subject to independent review by Senior Management.

IX.	REVIEW AND ENFORCEMENT

(1)	The Chief Compliance Officer’s Duties and Responsibilities. The Chief Compliance Officer or Code Compliance Officer shall notify each person who becomes an Access Person and who is subject under this Code of Ethics of his or her reporting requirements no later than 10 calendar days after becoming an Access Person.

(2)	The Chief Compliance Officer or Code Compliance Officer will, on a quarterly basis, compare all confirmations, account statements and other reports received for all Access Persons to determine whether a violation of this Code may have occurred. Before determining that a person has violated the Code, the Chief Compliance Officer or Code Compliance Officer shall give such person an opportunity to supply additional explanatory material.

(3)	If the Chief Compliance Officer or Code Compliance Officer determines any violation of the Code of Ethics has occurred, the Chief Compliance Officer will propose a resolution/sanction to Senior Management for approval.

X.	ANNUAL WRITTEN REPORTS TO THE BOARD

At least annually, the Adviser, if applicable, will provide a written report to the Tributary Fund’s Board of Directors as follows:

(1)	Issues Arising Under the Code. The report must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanction(s). The Adviser may report to the Board more frequently as it deems necessary or appropriate and shall do so as requested by the Board.

(2)	Certification. Each report must be accompanied by a certification to the Board that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

Upon request, the Adviser will also provide a certification to other Advisory Clients that the Adviser has adopted procedures reasonably necessary to prevent violations of the Code.

XI.	RECORDKEEPING

The Adviser will maintain the records set forth below. Unless otherwise noted herein, these records will be maintained for at least five years after the end of the fiscal year during which the last entry was made on the record, and the first two years in an easily accessible place, in accordance with the Investment Advisers Act. The retention period under the Investment Company Act is not less than six years. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

(1)	A copy of this Code and any other code adopted by the Adviser under Rule 17j-1 and 204A-1 which is, or at any time within the past five years was, in effect.

(2)	A record of any Code violation and of any actions taken as a result.

(3)	A record of all written acknowledgments of receipt of a copy of the Code and any amendments, of each person who is currently, or within the past five years was, a Supervised Person of the Adviser.

(4)	A copy of each Quarterly Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code.

(5)	A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports.

(6)	A copy of each Annual Report required by Section X of this Code.

(7)	A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in a limited offering.

(8)	A record of any decision and the reasons supporting the decision, related to the Chief Compliance Officer’s or Senior Management’s determination regarding an Access Person’s transaction in a security as described in Section IV(1).

(9)	A record of an Access Person’s written acknowledgment of receipt of the Code. All Access Persons must be provided with a written copy of the Code of Ethics.

XII.	MISCELLANEOUS

(1)	Confidentiality. All reports and other confirmations and reports of securities transactions, and any other information filed with the Adviser pursuant to this Code, shall be treated as confidential, provided such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

(2)	Interpretation of Provisions. The Adviser may from time to time adopt such interpretations of this Code, as it deems appropriate.

(3)	Compliance Certification. Within ten days of becoming an Access Person, and each year thereafter, each such person must complete the Compliance Certification. Sample Certification Forms are attached as Appendix IV-A and IV- B.

APPENDIX I

INITIAL HOLDINGS REPORT (due within 10 calendar days of becoming an Access Person)

Name of Reporting Person:
Date Person Became Subject to the Code’s Reporting Requirements:
Information in Report Dated as of:
Date Report Due:
Date Report Submitted:

Securities Holdings: If you have no securities holdings to report, please check here. [  ]

Name of Issuer and Title of Security	Ticker/CUSIP	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

Securities Accounts: If you have no securities accounts to report, please check here. [  ]

Name of Broker, Dealer or Bank	Account #	Name(s) on and Type of Account	Discretionary /Non- Discretionary	Margin Account attached
			Dis/Non-Dis	Yes/No
			Dis/Non-Dis	Yes/No
			Dis/Non-Dis	Yes/No
			Dis/Non-Dis	Yes/No

Comments/Questions:

I certify that I have included on this Report all securities holdings and all accounts required to be reported pursuant to the Code of Ethics.

Signature:	Date:

APPENDIX II

ANNUAL HOLDINGS REPORT (due within 30 days of each calendar year)

Name of Reporting Person:
Information in Report Dated as of:
Date Report Due:
Date Report Submitted:
Calendar Year Ended: December 31,

Securities Holdings:

Name of Issuer and Title and Type of Security	Ticker/CUSIP	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

If you have no securities holdings to report for the year, please check here. [  ]

Securities Accounts as of December 31st: If you have no securities accounts to report for the year, please check here. [  ]

Name of Broker, Dealer or Bank	Account #	Name(s) on and Type of Account	Discretionary /Non- Discretionary	Margin Account attached

Comments/Questions:

I certify that I have included on this Report all securities holdings and all securities accounts required to be reported pursuant to the Code of Ethics.

Signature:	Date:

APPENDIX III

QUARTERLY PERSONAL SECURITIES TRANSACTIONS (Due no later than 30 calendar days after each CALENDAR Quarter-end)

REPORT FOR THE QUARTER ENDED:

Name of Reporting Person:
Date Report Submitted:

Securities Transactions for the Quarter: If you had no reportable transactions during the quarter, please check here. □

Date of Transaction	Name of Issuer and Title of Security	Number of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

Securities Accounts established or closed during the Quarter: If you did not establish or close a securities account during the quarter, please check here. □

Name of Broker, Dealer or Bank	Account #	Name(s) on and Type of Account	Date Account Established(E)/ Closed (C)	Discretionary/Non- Discretionary	Margin Account attached

I certify that I have included on this Report all securities transactions and all securities accounts required to be reported pursuant to the Code of Ethics.

Signature:	Date:

APPENDIX IV-A

INITIAL COMPLIANCE CERTIFICATION

I certify that I:

i.	I have received, read and reviewed a copy (or an electronic link to) of the Adviser’s Code of Ethics (“COE”) and, if applicable, the Policies and Procedures Manual and have obtained an interpretation of any sections about which I had a question;
ii.	I accept responsibility for understanding, complying with and, when appropriate, seeking guidance regarding the COE and, if applicable, the Adviser’s Policies and Procedures;
iii.	I will report violations of any laws, regulations or the Adviser’s Policies and Procedures of which I am aware or that I suspect have taken place and that my failure to comply may result in disciplinary action, up to and including termination; and
iv.	I will comply with all the Adviser’s requirements including the provisions regarding:
o	COE personal transactions restrictions and reporting requirements;
o	Insider Trading;
o	Social Media and Email;
o	Pre-clearance of political contributions for covered associates; and
o	Gifts and Entertainment.

Signature:

Name:	(Please print)

Date Submitted:

Date Due:

APPENDIX IV-B

ANNUAL COMPLIANCE CERTIFICATION

I certify that:

i.	I have received, read and reviewed a copy (or an electronic link to) of the Adviser’s Code of Ethics (“COE”) and, if applicable, the Policies and Procedures Manual and have obtained an interpretation of any sections about which I had a question;
ii.	I accept responsibility for understanding, complying with and, when appropriate, seeking guidance regarding the COE and, if applicable, the Adviser’s Policies and Procedures;
iii.	I reported violations of any laws, regulations or the Adviser’s Policies and Procedures of which I am aware or that I suspect have taken place and that my failure to comply may result in disciplinary action, up to and including termination; and
iv.	I have complied with all the Adviser’s requirements including the provisions regarding:
o	COE personal transactions restrictions and reporting requirements;
o	Insider Trading;
o	Social Media and Email;
o	Pre-clearance of political contributions for covered associates; and
o	Gifts and Entertainment.

Signature:

Name:	(Please print)

Date Submitted:

Date Due:

APPENDIX V

SECURITY TRANSACTION PRE-CLEARANCE FORM

Personal and Confidential

➢	The “Adviser’s” Code of Ethics requires that all Access Persons pre-clear all securities transactions as outlined in the Code.
➢	The pre-clearance of a trade will expire at the end of the business day following the approval date shown below. If the trade is not executed within one business day of the approval, the Access Person must obtain another pre-clearance.
➢	The Compliance Staff will determine whether or not a security transaction will be allowed as outlined in the Code.
➢	By pre-clearing this trade, you are also attesting that this purchase or sale complies with the Adviser’s Code and therefore does not violate the provisions of Rule(s) 17j-1(a) and 204A-1.
➢	You must pre-clear all transactions in accordance with Section V of this Code of Ethics.

Security	Ticker/ CUSIP	(Buy/ Sell)	# of Shares	Margin account utilized (Y/N)	Traded in last 3 days (Y/N)*	Intended trading next 3 days (Y/N) **	Portfolio Manager Initials ***
							EI/LC	SC/FE	FOGRX FOBAX	FOINX FOSIX
1.
2.
3.
4.

*	Compliance Staff completes this field and retains documentation.
**	Portfolio Managers complete this field.
***	In the event that the named Portfolio Manager(s) is unavailable, another Portfolio Manager or Senior Management may initial the Pre-Clearance Form.

In instances when the Code Compliance Officer or members of the Compliance Staff are out of the office, the Chief Compliance Officer or Compliance Staff may give verbal pre-clearance approval over the phone or via e-mail. Please contact the Compliance Staff at the numbers below. After receiving verbal approval, all documentation should be forwarded to your primary compliance contact.

Compliance Staff:

1. Celeste Blackburn – (FNFA, FNA)	(Office): (970) 494-6239
2. Elizabeth Nelson- (Tributary)	(Office): (402) 602-3571
3. Rita Tholt – CCO (Tributary)	(Office): (614) 416-9060
4. Doug Hoffman	(Office): (402) 602-3389

To the best of my knowledge, the above security transaction information is accurate and correct. I understand that once this Form is approved, the approval for the transaction(s) will expire at the end of the business day following the approval date shown below.

Access Person:

Signature:	Date:
Name:

Approved by: Member of the Compliance Staff

Signature:	Date:
Name:

This pre-clearance form expires at 5:00 PM CST on

APPENDIX VI

DE MINIMIS EXEMPTION FORM

Personal and Confidential

Access Persons relying on the De Minimis Exemption from the pre-clearance requirements of the Code of Ethics must sign and date below and submit to the Compliance Staff on the trade date.

All information blocks must be completed and the market cap screen shot dated as of the trade date must be attached, otherwise the transaction(s) will not comply with the De Minimis Exemption requirements in violation of the Code of Ethics.

Security	Symbol	(Buy/ Sell)	# of Shares	Price	Net Amount (< $10,000)	Market Cap (≥ $10 Billion)
1.
2.
3.
4.

Access Person:

Signature:	Date:
Name: